Exhibit 99.1

N E W S	from Summit Bancshares, Inc.

For Immediate Release	For Information Contact:
January 25, 2005	Bob G. Scott, COO
(817) 877-2660

SUMMIT BANCSHARES ANNOUNCES
FOURTH QUARTER AND YEAR 2004 RESULTS

Fort Worth, Texas - Summit Bancshares, Inc. (Nasdaq:SBIT),  bank holding company for Summit Bank, N.A., today reported net income for fourth quarter 2004 of $2,919,000, or $0.23 per diluted common share, compared to $2,403,000, or $0.19 per diluted common share, for the comparable 2003 period, a 21% increase.  Return on assets and return on shareholders’ equity averaged 1.18% and 15.58%, respectively, compared to 1.21% and 13.93%, respectively, for the corresponding 2003 period.

For the year ended December 31, 2004, net income totaled $10,762,000, or $0.85 per diluted common share, compared to $9,768,000, or $0.77 per diluted common share, for the corresponding 2003 period, a 10.4% increase.  Return on assets and return on shareholders’ equity averaged 1.16% and 15.04%, respectively, for the year ended December 31, 2004, compared to 1.32% and 14.43%, respectively, for the corresponding 2003 period.

Summit completed its acquisition of ANB Financial Corporation and its subsidiary, Arlington National Bank, (“ANB”), effective May 1, 2004.  The results of operations for this acquisition have been included in Summit’s consolidated financial statements since the purchase date.  Also, Summit completed on December 31, 2004, a two (2) for one (1) stock split payable in the form of a 100% stock dividend.  Therefore, all historical per share data has been changed to reflect the split.

Net interest income of $10.2 million for the fourth quarter 2004 improved $2.0 million, or 25.1%, over fourth quarter 2003.  Average total interest earning assets increased 23.9% from fourth quarter 2003 to $925 million for fourth quarter 2004 in part due to the ANB purchase.  The net interest margin, on a taxable-equivalent basis, on average total interest earning assets increased 5 basis points to 4.41% for the fourth quarter 2004 compared to the corresponding 2003 quarter.

For the year ended December 31, 2004, net interest income totaled $37.4 million, reflecting a $6.3 million, or 20.1%, increase from the year of 2003.  This increase resulted primarily from an increase of 24.6% in average total interest earning assets to $870 million for the year of 2004.  The net interest margin, on a taxable-equivalent basis, on average total interest earning assets decreased 17 basis points to 4.31% for the year ended December 31, 2004 compared to the prior year period, primarily due to the lower interest rate environment in 2004 as compared to 2003.  After declining for several quarters, the net interest margin has increased for the last two quarters of 2004 as prime rate has increased.

A provision for loan losses of $290,000 for the fourth quarter 2004 was comparable to the provision for loan losses of $294,000 for the fourth quarter of 2003.  Net charge-offs totaled $182,000 for the fourth quarter 2004, representing charge-offs to average loans for the quarter of 0.03%.  As of December 31, 2004, the allowance for loan losses as a percentage of total loans was 1.45%, a level maintained for the last three quarters.  For the year ended December 31, 2004, the provision for loan losses totaled $1,790,000, reflecting a $910,000 increase over the provision of the prior year period primarily driven by strong loan growth.  Net charge-offs for the year were $641,000, or 0.10%, of average loans.

Non-interest income of $1,811,000 for fourth quarter 2004 increased 32.1% over fourth quarter 2003, excluding the gain on sale of investment securities of $129,000 in the fourth quarter of 2003.  Service charges on deposits amounted to $1,084,000 for fourth quarter 2004, an increase of 23% primarily due to the inclusion this year of the fees related to the Arlington locations.  The higher earnings credit rate paid for commercial deposit accounts on analysis had a negative impact on service fees.  Included in the increase of other income of $237,000 for the quarter were the following: a) an increase due to inclusion of the Arlington locations, and b) increases in insurance commission of $13,500, mortgage origination fees of $38,400, debit card fees of $33,000, recovered interest on loans previously on non-accrual of $65,800, and trust fees of $41,900.  These increases were somewhat offset by $13,000 decrease in fees from investment services.

For the year ended December 31, 2004, non-interest income totaled $7,210,000, reflecting an increase of $1,412,000, or 24.4%, over the year of 2003, excluding gains on investment securities of $32,000 and $230,000, respectively for the years of 2004 and 2003.  Service charges on deposits increased $805,000, or 23.4%, for the year of 2004 compared to the year 2003.  Excluding the contribution of ANB, the increase in service charges on deposits was 7.4%.  Other income increased $607,000 or 25.8%.  Contributing to this increase were increases in insurance commissions of $39,700, debit card and ATM income of $119,000, recovered interest on loans previously on non-accrual or charged-off loans of $65,800, fees from sales of personalized checks of $86,000, trust fees of $155,700, and income from sale of assets of $334,100 which included foreclosed assets and student loans.  These increases in other income were somewhat offset by decreases in letter of credit fees of $77,600, mortgage origination fees of $92,000, and fees from investment services of $86,800.

Non-interest expense of $7,202,000 for fourth quarter 2004 increased $1,448,000, or 25.2%, over fourth quarter 2003.  Excluding the impact of the acquisition of ANB, the increase in expenses was $538,000, or 9.3%.  Also contributing to the increase in non-interest expenses were the expenses related to the opening of a remote motor bank facility for the Hulen Branch and the opening of a new facility for the Euless branch, both opened in October.  Also reflected in the fourth quarter 2004 expenses are costs related to compliance with the Sarbanes Oxley Act’s Section 404 (“SOX 404”), which required additional expenditures for auditing and consulting fees in the amount of approximately $180,000.  Some portion of this expense is considered a one time expenditure, but the future cost of compliance is yet to be determined.

Non-interest expense of $26,190,000 for the year of 2004 increased $4,737,000, or 22.1%, compared to the year of 2003.  Excluding the expenses related to the acquired Arlington locations the increase in expenses was $1,986,000 or 9.3%.  As noted above, the opening of the new Hulen motor bank and the Euless Branch added expenses in 2004.  Also, the additional expense for SOX 404 compliance for the year was approximately $350,000.  The growth of Summit in 2003 and 2004 required increased expenditures for staff, support equipment, supplies, etc.  The efficiency ratio was 58.6% for the year of 2004 compared to 57.6% for 2003.  As the economy of scale of the Arlington acquisition is reflected for a full twelve months, as the newer branches continue to grow within their markets and facilities and as the net interest margin improves in a rising rate environment, the efficiency ratio is expected to improve.

At December 31, 2004, loans totaling $2,587,000 were on non-accrual status and represented 0.37% of total loans outstanding.  The allowances for loan losses represented 394% of the non-accrual loans.  The dollar amount of non-accrual loans was similar to the level over the past four quarters.

Summit files annual, quarterly and special reports, proxy statements and other information with the SEC.  Investors may read and copy any of these reports, statements and other information at the SEC’s public reference room located at 450 Fifth Street, N.W., Washington, D.C. 20549.  Investors should call the SEC at 1-800-SEC-0330 for further information on the public reference room.  The reports, statements, and other information filed by Summit with the SEC are also available free at the SEC’s web site at http://www.sec.gov.  You can also obtain a free copy of these reports, statements and other information from Summit’s web site at http:///www.summitbank.net.

The Company will host a conference call Wednesday, January 26, 2005 at 10:30 a.m. (CT) to discuss the Company’s performance for the quarter and year ended December 31, 2004. To participate, please call (800)406-5356 and enter confirmation code 7474413. If you are unable to participate, an audio playback of the call will be available starting Wednesday, January 26, 2005 at 2:00 p.m. (CT) through midnight February 9, 2005 (CT) by calling (888)203-1112 and entering code 7474413.

The 2005 Annual Meeting of Shareholders will be held on April 19, 2005 at 3:30 p.m. (CT) at Summit Bancshares, Inc. Corporate Headquarters, 3880 Hulen Street, Suite 300, Fort Worth, Texas.

Certain statements contained in this press release that are not historical in nature, including statements regarding the Company’s and/or management’s intentions, strategies, beliefs, expectations, representations, plans, projections, or predictions of the future, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to be covered by the safe harbor provisions for forward-looking statements contained in such Act.  We are including this statement for purposes of invoking these safe harbor provisions.  Forward-looking statements are based on assumptions involving certain known and unknown risks and uncertainties, many of which are beyond the Company’s control, and other important factors that could cause actual results, performance or achievements to differ materially from the expectations expressed or implied by such forward-looking statements.  These risks and uncertainties are listed from time to time in the Company’s filings with the Securities and Exchange Commission, including but not limited to, those set forth under the heading “Factors That May Affect Future Results” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003.

Summit Bancshares, Inc. · 3880 Hulen Street, Ste. 300 · Fort Worth, Texas 76107
Telephone (817) 336-6817 · Fax (817) 877-2672 · Web Site: www.summitbank.net

SUMMIT BANCSHARES, INC.
(Unaudited)
(Dollars in thousands, except per share data)

	Quarter Ended December 31,		% Change	Twelve Months Ended December 31,		% Change

	2004	2003		2004	2003

EARNINGS SUMMARY
Interest income	$12,995	$10,020	29.7%	$46,857	$38,527	21.6%
Interest expense	2,782	1,853	50.1%	9,506	7,437	27.8%

Net interest income	10,213	8,167	25.1%	37,351	31,090	20.1%
Provision for loan losses	290	294	-1.4%	1,790	880	103.4%
Service charges on deposits	1,084	881	23.0%	4,248	3,443	23.4%
Gain on Sale of Investment Securities	—	129	-100.0%	32	230	-86.1%
Other Income	727	490	48.4%	2,962	2,355	25.8%
Salaries and benefits expense	4,160	3,594	15.7%	15,329	12,926	18.6%
Occupancy and equipment expense	1,237	983	25.8%	4,467	3,611	23.7%
Other expense	1,805	1,177	53.4%	6,394	4,916	30.1%

Earnings before income taxes	4,532	3,619	25.2%	16,613	14,785	12.4%
Provision for income taxes	1,613	1,216	32.6%	5,851	5,017	16.6%

Net earnings	$2,919	$2,403	21.5%	$10,762	$9,768	10.2%

Basic earnings per share	$0.23	$0.19	21.1%	$0.87	$0.79	10.1%

Basic weighted average shares outstanding	12,349	12,310		12,326	12,322
Diluted earnings per share	$0.23	$0.19	21.1%	$0.85	$0.77	10.4%

Diluted weighted average shares outstanding	12,714	12,680		12,679	12,634

	Average for Quarter Ended

	December 31, 2004	September 30, 2004	June 30, 2004	March 31, 2004	December 31, 2003

BALANCE SHEET SUMMARY
Total loans	$694,177	$678,915	$642,935	$573,862	$537,635
Total investment securities	226,530	218,831	196,972	187,988	205,162
Earning assets	924,557	914,595	871,084	767,274	746,066
Total assets	984,814	976,911	925,830	808,009	788,426
Noninterest bearing deposits	235,846	226,462	207,815	179,396	184,106
Interest bearing deposits	560,341	557,329	521,812	454,352	450,401
Total deposits	796,187	783,791	729,628	633,748	634,507
Other borrowings	109,713	118,083	121,193	101,349	82,160
Shareholders’ equity	74,543	71,038	70,583	70,116	68,399

	Average for Twelve Months Ended December 31,		% Change

	2004	2003

BALANCE SHEET SUMMARY
Total loans	$647,686	$504,520	28.4%
Total investment securities	207,663	185,318	12.1%
Earning assets	869,652	697,750	24.6%
Total assets	924,202	739,658	24.9%
Noninterest bearing deposits	212,482	172,784	23.0%
Interest bearing deposits	523,652	436,017	20.1%
Total deposits	736,134	608,801	20.9%
Other borrowings	112,592	60,156	87.2%
Shareholders’ equity	71,577	67,673	5.8%

	Ending Balance

	December 31, 2004	September 30, 2004	June 30, 2004	March 31, 2004	December 31, 2003

BALANCE SHEET SUMMARY
Total loans	$702,619	$689,906	$672,686	$593,271	$553,769
Total investment securities	223,351	219,264	214,991	181,879	195,959
Total earning assets	930,990	928,638	905,228	818,393	751,063
Allowance for loan losses	(10,187)	(10,079)	(9,844)	(8,320)	(7,784)
Premises and equipment	15,749	15,643	15,145	12,755	12,920
Total assets	989,117	990,406	969,708	860,361	795,478
Noninterest bearing deposits	235,399	232,586	218,343	186,198	192,877
Interest bearing deposits	556,865	558,938	557,347	470,186	448,504
Total deposits	792,264	791,524	775,690	656,384	641,381
Other borrowings	118,094	121,355	121,785	129,691	82,234
Total liabilities	914,627	916,858	901,009	788,786	726,794
Shareholders’ equity	74,490	73,548	68,699	71,575	68,684

SUMMIT BANCSHARES, INC.
(Unaudited)
(Dollars in thousands)

	December 31, 2004	September 30, 2004	June 30, 2004	March 31, 2004	December 31, 2003

NONPERFORMING ASSETS
Nonaccrual loans	$2,587	$2,545	$2,832	$2,405	$2,351
Restructured loans	—	—	—	—	—
Other real estate & foreclosed assets	—	4	369	7	—
Accruing loans past due 90 days or more	18	2,300	111	—	55

Total nonperforming assets	$2,605	$4,849	$3,312	$2,412	$2,406

Total nonperforming assets as a percentage of loans and foreclosed assets	0.37%	0.70%	0.49%	0.41%	0.43%

	Quarter Ended

	December 31, 2004	September 30, 2004	June 30, 2004	March 31, 2004	December 31, 2003

ALLOWANCE FOR LOAN LOSSES
Balance at beginning of period	$10,079	$9,844	$8,320	$7,784	$7,483
Balance acquired in Arlington National Bank Acquisition	—	—	1,254	—	—
Loans charged off	(293)	(415)	(196)	(137)	(163)
Loan recoveries	111	155	66	68	170

Net (charge-offs) recoveries	(182)	(260)	(130)	(69)	7
Provision for loan losses	290	495	400	605	294

Balance at end of period	$10,187	$10,079	$9,844	$8,320	$7,784

Allowance for loan losses as a percentage of total loans	1.45%	1.46%	1.46%	1.40%	1.41%

Allowance for loan losses as a percentage of nonperforming loans	393.82%	396.03%	347.60%	345.95%	323.57%

Net charge-offs (recoveries) as a percentage of average loans	0.03%	0.04%	0.02%	0.01%	0.00%

Provision for loan losses as a percentage of average loans	0.04%	0.07%	0.06%	0.11%	0.05%

	Quarter Ended

	December 31, 2004	September 30, 2004	June 30, 2004	March 31, 2004	December 31, 2003

SELECTED RATIOS
Return on average assets (annualized)	1.18%	1.14%	1.13%	1.22%	1.21%

Return on average equity (annualized)	15.58%	15.66%	14.79%	14.06%	13.93%

Average shareholders’ equity to average assets	7.57%	7.27%	7.62%	8.68%	8.68%

Yield on earning assets	5.61%	5.39%	5.23%	5.36%	5.35%

Cost of interest bearing funds	1.65%	1.49%	1.42%	1.39%	1.38%

Net interest margin (tax equivalent)	4.41%	4.29%	4.18%	4.36%	4.36%

Efficiency ratio	59.71%	59.23%	58.90%	55.94%	59.29%

End of period book value per common share	$6.03	$5.96	$5.57	$5.82	$5.59

End of period common shares outstanding	12,359	12,334	12,372	12,307	12,305

SUMMIT BANCSHARES, INC.
(Unaudited)
(Dollars in thousands)

	Three Months Ended

	December 31, 2004			December 31, 2003

	Average Balance	Interest	Yield	Average Balance	Interest	Yield

YIELD ANALYSIS
Interest Earning Assets:
Federal funds sold & due from time	$3,850	$31	3.18%	$3,269	$6	0.76%
Investment securities (taxable)	218,512	1,974	3.61%	198,302	1,932	3.87%
Investment securities (tax-exempt)	8,018	104	5.20%	6,860	90	5.20%
Loans	694,177	10,921	6.26%	537,635	8,031	5.93%

Total Interest Earning Assets	924,557	13,030	5.61%	746,066	10,059	5.35%
Noninterest Earning Assets:
Cash and due from banks	29,282			25,387
Other assets	41,140			24,555
Allowance for loan losses	(10,165)			(7,582)

Total Noninterest Earning Assets	60,257			42,360

Total Assets	$984,814			$788,426

Interest Bearing Liabilities:
Transaction and money market accounts	$239,046	690	1.15%	$197,375	509	1.02%
Savings deposits	168,191	577	1.36%	128,319	394	1.22%
Certificates and other time deposits	153,104	935	2.43%	124,707	740	2.36%
Other borrowings	109,713	580	2.10%	82,160	209	1.01%

Total Interest Bearing Liabilities	670,054	2,782	1.65%	532,561	1,852	1.38%
Noninterest Bearing Liabilities:
Demand deposits	235,846			184,106
Other liabilities	4,371			3,360
Shareholders’ equity	74,543			68,399

Total Noninterest Bearing Liabilities	314,760			255,865

Total Liabilities and Shareholders’ Equity	$984,814			$788,426

Net Interest Income and Margin (tax equivalent)		$10,248	4.41%		$8,207	4.36%

SUMMIT BANCSHARES, INC.
(Unaudited)
(Dollars in thousands)

	Twelve Months Ended

	December 31, 2004			December 31, 2003

	Average Balance	Interest	Yield	Average Balance	Interest	Yield

YIELD ANALYSIS
Interest Earning Assets:
Federal funds sold & due from time	$14,303	$170	1.19%	$7,912	$81	1.02%
Investment securities (taxable)	200,383	7,409	3.70%	179,539	7,106	3.96%
Investment securities (tax-exempt)	7,280	395	5.43%	5,779	314	5.43%
Loans	647,686	39,024	6.03%	504,520	31,171	6.18%

Total Interest Earning Assets	869,652	46,998	5.40%	697,750	38,672	5.54%
Noninterest Earning Assets:
Cash and due from banks	28,620			26,295
Other assets	35,281			22,964
Allowance for loan losses	(9,351)			(7,351)

Total Noninterest Earning Assets	54,550			41,908

Total Assets	$924,202			$739,658

Interest Bearing Liabilities:
Transaction and money market accounts	$232,155	2,518	1.08%	$193,841	2,108	1.09%
Savings deposits	149,510	1,832	1.23%	119,851	1,581	1.32%
Certificates and other time deposits	141,987	3,327	2.34%	122,325	3,121	2.55%
Other borrowings	112,592	1,829	1.62%	60,156	627	1.04%

Total Interest Bearing Liabilities	636,244	9,506	1.49%	496,173	7,437	1.50%
Noninterest Bearing Liabilities:
Demand deposits	212,482			172,784
Other liabilities	3,899			3,028
Shareholders’ equity	71,577			67,673

Total Noninterest Bearing Liabilities	287,958			243,485

Total Liabilities and Shareholders’ Equity	$924,202			$739,658

Net Interest Income and Margin (tax equivalent)		$37,492	4.31%		$31,235	4.48%

SUMMIT BANCSHARES, INC.
(Unaudited)
(Dollars in thousands, except per share data)

	December 31, 2004%		December 31, 2003%

LOAN PORTFOLIO
Commercial and industrial	$261,571	37.2%	$219,805	39.7%
Real estate:
Commercial	224,720	32.0%	159,082	28.7%
Residential	82,839	11.8%	67,635	12.2%
Construction and development	93,558	13.3%	74,069	13.4%
Consumer	39,931	5.7%	33,178	6.0%

Total loans (gross)	702,619	100.0%	553,769	100.0%
Unearned discounts	—	0.0%	—	0.0%

Total loans (net)	702,619	100.0%	553,769	100.0%

	December 31, 2004	December 31, 2003

REGULATORY CAPITAL DATA
Tier 1 Capital	$76,449	$67,996
Tier 1 Ratio	10.15%	11.45%
Total Capital (Tier 1 + Tier 2)	$85,874	$75,426
Total Capital Ratio	11.40%	12.70%
Total Risk-Adjusted Assets	$753,206	$594,044
Tier 1 Leverage Ratio	7.85%	8.62%

	December 31, 2004	December 31, 2003

OTHER DATA
Full Time Equivalent Employees (FTE’s)	254	225
Stock Price Range (For the Quarter Ended):
High	$18.95	$14.48
Low	$16.33	$13.23
Close	$18.75	$13.81